STOCK PURCHASE AGREEMENT

                              UNITED GROCERS, INC.
                                       and
                            ORION CAPITAL CORPORATION

                                  May 13, 1998

                            STOCK PURCHASE AGREEMENT

                              UNITED GROCERS, INC.
                                       and
                            ORION CAPITAL CORPORATION

                                  May 13, 1998


                                      Index

                                                                        Page
                                                                        ----

SECTION 1.  DEFINITIONS                                                    1

SECTION 2.  SALE AND TRANSFER OF SHARES; CLOSING                           6

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER                       8

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER                       20

SECTION 5.  COVENANTS OF SELLER                                           21

SECTION 6.  COVENANTS OF BUYER                                            23

SECTION 7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION
            TO CLOSE                                                      24

SECTION 8.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION
            TO CLOSE                                                      24

SECTION 9.  TERMINATION                                                   25

SECTION 10. INDEMNIFICATION; REMEDIES                                     26

SECTION 11. TAX MATTERS                                                   28

SECTION 12. GENERAL PROVISIONS                                            33

                            STOCK PURCHASE AGREEMENT

PARTIES:          UNITED GROCERS, INC.,                               ("Seller")
                  an Oregon corporation

                  ORION CAPITAL CORPORATION,                           ("Buyer")
                  a Delaware corporation

DATE:             May 13, 1998


                                    RECITAL:

         Seller desires to sell, and Buyer desires to purchase, 1,000 shares (the "Shares") of common stock of Grocers Insurance Group, Inc., an Oregon corporation (the "Company"), for the consideration and on the terms set forth in this Agreement. The Shares represent all of the issued and outstanding shares of capital stock of the Company.

                                   AGREEMENT:

The parties agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTANTS"--as defined in Section 11.1.2.

         "ACQUIRED COMPANIES"--the Company and its Subsidiaries, collectively.

         "ACQUIRED COMPANIES SUBGROUP"--as defined in Section 11.3.3.

         "AG"--as defined in Section 2.5.1.

         "APPLICABLE CONTRACT"--any Contract of any Acquired Company providing for (a) a current or future obligation to pay $25,000 or more, (b) a current or future right to receive payments totalling $25,000 or more or (c) a joint venture or other agreement regarding cooperation among the Acquired Companies or between the Acquired Companies and any Person.

         "APPOINTMENTS"--as defined in Section 3.23.

         "BALANCE SHEET"--as defined in Section 3.4.1.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to cause such result to be achieved as expeditiously as possible.

         "BUYER"--as defined in the first paragraph of this Agreement.

         "CFIT"--as defined in Section 11.3.2.

         "CLOSING"--as defined in Section 2.3.

         "CLOSING DATE"--the date and time as of which the Closing actually takes place.

         "CLOSING TAXABLE YEAR"--as defined in Section 11.3.2.

         "COMPANY"--as defined in the Recitals to this Agreement.

         "CONFIDENTIALITY AGREEMENT"--the Confidentiality Agreement between the Company and Buyer dated November 20, 1997.

         "CONSENT"--any  approval,  consent,   ratification,   waiver  or  other
authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

         (a)      the sale of the Shares by Seller to Buyer;

         (b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

         (c) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

         "CONTRACT"--any agreement, contract, obligation or undertaking that is legally binding, excluding any policy of insurance issued by or through an Acquired Company.

         "DCBS"--the Oregon Department of Consumer and Business Services.

         "DAMAGES"--as defined in Section 10.2.

         "DISCLOSURE LETTER"--the disclosure letter delivered by Seller to Buyer prior to the execution and delivery of this Agreement.

         "EMPLOYEE LICENSES"--as defined in Section 3.22.

         "ENCUMBRANCE"--any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention.

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         "ENVIRONMENTAL  LIABILITIES"--any  cost,  damage,  expense,  liability, obligation or other responsibility arising from or under Environmental Law and consisting of or relating to:

         (a)      any environmental matter or condition;

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses arising under Environmental Law;

         (c) financial responsibility under Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law ; or

         (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). Environmental Liabilities do not include any obligation of any Acquired Company arising from or under any policy of insurance issued by or through an Acquired Company, all of which policies exclude claims for environmental matters in accordance with customary industry practice for the types of policies involved or except as set forth in Paragraph 1 of the Disclosure Letter.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law and regulations and rules issued pursuant to that act or any successor law.

         "ERISA AFFILIATE"--as defined in Section 3.10.

         "FACILITIES"--any real property or leaseholds owned or operated by any Acquired Company.

         "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4.1 were prepared.

         "GIA"--Grocers Insurance Agency, Inc., an Oregon corporation.

         "GIC"--Grocers   Insurance   Company,   an   Oregon   stock   insurance
corporation.

         "GIG OFFICE BUILDING"--as defined in Section 5.7.

         "GRS"--Grocers Risk Services, Inc., an Oregon corporation.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

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

         "GOVERNMENTAL BODY"--any:

         (a)      federal, state, local, municipal, foreign or other government;

         (b)      governmental  or  quasi-governmental  authority  of any nature
                  (including  any  governmental  agency,   branch,   department,
                  official or entity and any court or other tribunal); or

         (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority.

         "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

         "HOLDBACK"--as defined in Section 2.5.

         "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "INTERIM BALANCE SHEET"--as defined in Section 3.4.1.

         "IRC"--the Internal Revenue Code of 1986 or any successor law and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service.

         "JOINT   VENTURE"--means  any  joint  venture,   business  combination,
reorganization or change of control or similar transaction.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person has Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal or other administrative order, law, ordinance, regulation or statute.

         "LICENSES"--as defined in Section 3.21.

         "LIQUIDATED AMOUNTS"--as defined in Section 2.5.1.

         "MARKS"--business names, trade names, registered trademarks and service marks.

         "ORDER"--any award, decision, judgment, order, ruling or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Body.

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         "ORDINARY  COURSE OF  BUSINESS"--an  action  taken by a Person  will be deemed to have been taken in the "Ordinary Course of Business" if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

         (b) such action is similar in nature, frequency and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"--the articles of incorporation and the bylaws of a corporation and any amendment to such documents.

         "PERMANENT DIFFERENCE"--as defined in Section 11.4.2.1.

         "PERSON"--any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization or other entity.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal), excluding any proceeding arising from or under any policy of insurance issued by or through an Acquired Company.

         "PURCHASE PRICE"--as defined in Section 2.2.

         "REGULATORY FILINGS"--any filing required to be made with a State Insurance Department, other than DCBS, to provide notice or obtain approval of a Contemplated Transaction.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

         "SECURITIES ACT"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLER"--as defined in the first paragraph of this Agreement.

         "SELLER'S SUBGROUP"--as defined in Section 11.3.3.

         "SERVICE AGREEMENT"--the Service Agreement dated March 11, 1998, by and between Seller and the Company.

         "SHARES"--as defined in the Recital to this Agreement.

         "STATE INSURANCE DEPARTMENT"--as defined in Section 3.21.

         "STATUTORY STATEMENTS"--as defined in Section 3.4.2.

         "STRADDLE PERIOD"--as defined in Section 11.2.3.

                                     - 5 -
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         "SUBMISSION"--as defined in Section 3.20.

         "SUBSIDIARIES"--GIA, GIC and GRS.

         "TAX" OR "TAXES"--any tax (including any income tax, capital gains tax, premium tax, payroll tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty, deficiency or other fee, and any related charge, credit or benefit, or amount imposed, assessed or collected by or under the authority of any Governmental Body or payable or receivable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee. For this purpose, the Tax benefit of a net operating loss carry forward from the October 3, 1997 Tax year or from the Closing Taxable Year shall be measured at the rate of 34 percent.

         "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THIRD PARTY CLAIMS"--as defined in Section 2.5.1.

         "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "TIMING DIFFERENCE"--as defined in Section 11.4.2.2.

2.       SALE AND TRANSFER OF SHARES; CLOSING

         2.1      SHARES

         Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

         2.2      PURCHASE PRICE

         The purchase price (the "Purchase Price") for the Shares will be $36,250,000.

         2.3      CLOSING

         Subject to the fulfillment or waiver of the conditions set forth in Sections 7 and 8, the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Kennedy & Kennedy LLP, Suite 1170, 888 SW Fifth Avenue, Portland, Oregon, at 10:00 a.m. (local time) on the date that is five business days following the receipt of the approval of the

                                     - 6 -
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Contemplated  Transactions by the Director of DCBS and the Connecticut Insurance
Department and all such other required prior approvals, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4      CLOSING OBLIGATIONS

         At the Closing:

                  2.4.1    Seller will deliver to Buyer:

                  (a) certificates representing the Shares duly endorsed (or accompanied by duly executed stock powers in form satisfactory to Buyer) for transfer to Buyer;

                  (b) a certificate executed by the President of Seller dated on the Closing Date certifying that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (recognizing any supplements to the Disclosure Letter that were delivered by Seller to Buyer prior to the Closing Date);

                  (c) an opinion of Seller's counsel in form and substance reasonably acceptable to Buyer and its counsel;

                  (d) title policies on all real estate owned by any of the Acquired Companies; and

                  (e) such other certificates and documents as Buyer or its counsel may reasonably request.

                  2.4.2    Buyer will deliver to Seller:

                  (a) the sum of $32,250,000 (the Purchase Price minus the Holdback) by wire transfer to an account specified by Seller;

                  (b) a certificate executed by the President or any Vice President of Buyer certifying that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                  (c) such other certificates and documents as Seller or its counsel may reasonably request.

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         2.5      HOLDBACK

                  2.5.1 Buyer shall retain $4,000,000 of the Purchase Price (the "Holdback") to secure the obligations of Seller and the Company under this Agreement. On the later of (i) three years from the Closing Date, (ii) the date when the Company's Federal income Tax obligations for periods prior to October 4, 1997 are either a liquidated amount or finally resolved, or (iii) the date when claims by third parties against the Company or Buyer that would result in a claim by Buyer for Damages under Section 10.2 ("Third Party Claims") commenced within three years from the Closing Date are either a liquidated amount or finally resolved, Buyer shall remit to Seller the then remaining balance of the Holdback less an amount equal to the sum (the "Liquidated Amounts") of the liquidated Federal income Tax obligation under (i), if any, plus the liquidated claims under (ii), if any; provided, however, that the Liquidated Amounts shall be remitted by Buyer to Seller as such obligations or claims are resolved and, if payment is necessary, paid by Seller without resulting in a claim by Buyer for Damages under Section 10.2; provided, further, that (a) if Seller enters into a Joint Venture with Associated Grocers ("AG") or otherwise and the Joint Venture agrees to honor the terms and conditions of the Service Agreement or (b) it is determined that no Joint Venture will occur between Seller and AG and no other Joint Venture is agreed upon between Seller and a third party during calendar year 1998, then (i) the sum of $2,000,000 of the Holdback will be paid promptly to Seller after the closing of the AG or any other Joint Venture agreed upon by Seller and the representation contained in Section 3.24 shall be deemed to be satisfied, or (ii) the sum of $2,000,000 of the Holdback will be paid to Seller on or before January 5, 1999 if no Joint Venture is agreed upon by December 31, 1998. If the Joint Venture does not take place and $2,000,000 of the Holdback is released to Seller, then if, during the remainder of the three-year survival period for the representations and warranties, the Service Agreement is not honored or is violated by Seller or by a new Joint Venture, such violation shall constitute a breach of the representation contained in
Section 3.24. Buyer shall pay interest on any payment to Seller from the Holdback at the rate of 6 1/2% per year compounded monthly from the Closing Date through the date of any such payment.

                  2.5.2 With respect to any Third Party Claims, Seller shall have the right to assume the defense of the Proceedings relating to a Third Party Claim in accordance with the provisions of Section 10.7.2.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1      ORGANIZATION

                  3.1.1 Paragraph 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name and the jurisdictions in which it is authorized to do business or transact insurance. GIC is a stock insurance corporation and each other Acquired Company is a corporation duly organized and validly existing under the laws of Oregon, with full corporate power and authority to conduct its business as it is now being conducted. Each Acquired Company is duly qualified or licensed and in good standing or validly existing, as the case may be, under the laws of each state or other jurisdiction in which the nature of the activities conducted by it requires such qualification, except in such jurisdictions where the failure to be so qualified or licensed will not have a material adverse effect on the business, operations or financial condition of the Acquired Company.

                  3.1.2    Seller  has   delivered   to  Buyer   copies  of  the
Organizational Documents of each Acquired Company, as currently in effect.

         3.2      AUTHORITY; NO CONFLICT

                  3.2.1 This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  3.2.2 Except as set forth in Paragraph 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Seller or any of the Acquired Companies;

                  (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Seller or any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject, or result in the imposition of any lien, claim or charge against any Acquired Company or its property;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company; or

                  (d) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract.

         Except as contemplated by Section 5.4 or as set forth in Paragraph 3.2 of the Disclosure Letter, neither Seller nor any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions; provided that Seller and GIC will use all commercially reasonable efforts to obtain, prior to Closing, waivers of any provisions in agency contracts permitting their cancellation in the event of a change of control of any Acquired Company.

         3.3      CAPITALIZATION

         The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, all of which shares are issued and outstanding and constitute the Shares. There are no other equity securities of the Company. Except as set forth in Paragraph 3.3 of the Disclosure Letter, (a) Seller will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances and (b) on the Closing Date all of the outstanding capital stock and other securities of GIA, GIC and GRS will be owned of record and beneficially by one of the other Acquired Companies, free and clear of all Encumbrances. All of the outstanding capital stock or equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, redemption, sale or transfer of any capital stock or other equity securities of any Acquired Company. Except as set forth in Paragraph 3.3 of the Disclosure Letter, no Acquired Company owns, or has any Contract to acquire, any capital stock or other equity securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         3.4      FINANCIAL STATEMENTS

                  3.4.1 GAAP Financial Statements. Seller has previously delivered to Buyer: (a) audited balance sheets of GIC as at approximately September 30 in each of the years 1992 through 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the fiscal years then ended, together with the report thereon of DeLap, White & Raish, independent certified public accountants, (b) unaudited balance sheets of the Company, GIA and GRS as at approximately September 30 in each of the years 1992 through 1996 and the related unaudited statements of income, changes in stockholders equity and cash flows for each of the fiscal years then ended, (c) audited balance sheet of GIC as at September 30, 1997 (including notes, the "Balance Sheet"), and the related statements of income, changes in stockholders' equity and cash flows for the fiscal year then ended, together with the report thereon of Coopers & Lybrand, independent certified public accountants, (d) unaudited consolidating statements of the Company as at September 30, 1997 and
(e) unaudited balance sheets of the Acquired Companies as at December 31, 1997 ("Interim Balance Sheet") and the related unaudited statement of income for the three months then ended. Seller shall also deliver to Buyer by the 30th day of each month beginning April 30, 1998, (i) unaudited balance sheets of GIG, GIA and GRS and the related unaudited statement of income for the previous month, and (ii) unaudited premium and loss information and estimates of general expenses, reinsurance costs, investment income and IBNR of GIC. Except as set forth in Paragraph 3.4.1 of the Disclosure Letter, such financial statements and notes are, or will be when delivered, true and correct in all material respects and fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flows of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not be, individually or in the aggregate, materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet).

                  3.4.2 Statutory Financial Statements. Seller has previously delivered to Buyer the audited statutory annual statements of GIC for the years 1992 through 1997 (collectively, the "Statutory Statements"). The Statutory Statements fairly present the statutory financial condition of GIC at December 31 of each of the years 1992 through 1997, and the statutory results of its operations for each of the six years then ended and have been prepared in accordance with required or permitted Oregon statutory insurance accounting requirements and practices. Except as set forth in Paragraph 3.4.2 of the Disclosure Letter, GIC has not received any notification or indication from DCBS that it regards any of such Statutory Statements as deficient or inadequate.

         3.5      BOOKS AND RECORDS

         The minute books, stock record books and other records of the Acquired Companies have been made available to Buyer. The minute books of the Acquired Companies contain accurate and complete records of corporate action taken by the stockholders, the Boards of Directors and committees of the Boards of Directors of the Acquired Companies. The stock record books of the Acquired Companies are true and complete. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         3.6      TITLE TO PROPERTIES; ENCUMBRANCES

         Paragraph 3.6 of the Disclosure Letter contains a complete and accurate list of all real property ever owned by, leaseholds owned by, lease agreements with tenants of buildings owned by, and fixed assets owned or leased by, any Acquired Company. No real property other than that set forth in Paragraph 3.6 of the Disclosure Letter has ever been owned by an Acquired Company. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Paragraph 3.6 of the Disclosure Letter and personal property acquired or sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and (b) liens for current Taxes not yet due.

         3.7      NO UNDISCLOSED LIABILITIES

         Except as set forth in Paragraph 3.7 of the Disclosure Letter, the Acquired Companies have no material liabilities or obligations of any nature
(whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations identified or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates of the Balance Sheet or Interim Balance Sheet.

         3.8      TAXES

         Except as set forth in Paragraph 3.8 of the Disclosure Letter, Seller has prepared and filed or caused to be filed true, correct and complete consolidated Federal income Tax Returns with respect to Seller and the Acquired Companies that are due as of the Closing Date, taking into account extensions of time to file as permitted by law. The Acquired Companies have filed or caused to be filed, taking into account extensions of time to file as permitted by law, all other

Tax Returns that are or were required to be filed by or with respect to any of them. Seller has delivered to Buyer the Federal and state income Tax Returns filed for Tax Years 1994-1996. Seller and the Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due with respect to the Acquired Companies, except such Taxes, if any, as are listed in Paragraph 3.8 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves have been provided in the Balance Sheet and the Interim Balance Sheet. The consolidated Federal income Tax Returns of Seller have been audited by the IRS for the 1991 Tax year, and Seller has received notice from the IRS that the 1994-1996 Tax years will be audited. Except as set forth in the Disclosure Letter, Seller and GIC are not parties to any Tax allocation or sharing agreement, or agreements extending any applicable statutes of limitations.

         3.9      NO MATERIAL ADVERSE CHANGE

         Except as set forth in Paragraph 3.9 of the Disclosure Letter, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, condition or prospects of the Acquired Companies individually or as a whole.

         3.10     EMPLOYEE COMPENSATION AND BENEFIT PLANS

         Paragraph 3.10 of the Disclosure Letter sets forth a list of all pension, retirement, profit sharing, severance pay, stock option, stock purchase, bonus, deferred compensation, and fringe benefit plans and all employee benefit plans (as defined in Section 3(3) of ERISA), including all welfare plans and pension plans (as defined in Section 3(1) and 3(2), respectively, of ERISA) sponsored, maintained or contributed to by any of the Acquired Companies or by any trade or business, whether or not incorporated, that together with the Acquired Companies would be deemed a single employer within the meaning of Section 4001 of ERISA ("ERISA Affiliate"). Each employee benefit plan and any related trust agreements, annuity contracts, insurance contracts or other funding instruments are in compliance with the requirements of ERISA and the IRC and all other applicable laws, rules and regulations, as to the form, operation and administration of such plans. All related Tax Returns, reports, notices and applications required by any Governmental Body have been timely filed. All contributions required to be made on or before the date of this Agreement to each employee benefit plan under the terms of such plan, ERISA, the IRC or other applicable law have been timely made, no pension plan has incurred an "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA or Section 412 of the IRC (whether or not waived), nor have there been any "reportable events," as such term is defined in Section 4043 of ERISA with respect to any pension plans subject to Title IV of ERISA which required notice to the Pension Benefit Guaranty Corporation. No fiduciary of any such employee benefit plan has engaged in any transaction in violation of ERISA or any "prohibited transaction." No Acquired Company or ERISA Affiliate is or has been within the past five years a party to, or obligated to contribute to, a multiemployer plan within the meaning of Section (3)(37)(A) of ERISA. As of the Closing Date, the fair market value of assets held by each employee benefit pension plan, defined contribution plan and defined benefit plan or for which an Acquired Company or any ERISA Affiliate could have liability under Title IV of ERISA equals or exceeds the present value of accrued benefits (whether vested or unvested) under each such plan. No employee benefit plan is under audit by the IRS or the Department of Labor. With respect to the employees providing services to the Acquired Companies, the

Acquired Companies have complied in all material respects with all the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Sections 601 through 608 of ERISA and Sections 162 and 4980B of the IRC.

         With respect to each defined benefit plan (both qualified and non-qualified) and 401(k) plan, Seller: (i) acknowledges that Buyer assumes no assets or liabilities of such plan for active, terminated employees with a vested interest or retirees; and (ii) Seller shall fully vest active employees in their accrued benefits to the extent required by law. With respect to health and welfare plans, Seller acknowledges that Buyer assumes no liability for (i) incurred or incurred but not reported claims by current or former employees, plan participants or vendors for payment or benefits arising under any such plan, or (ii) actions resulting from claims of denial of payments or benefits under any such plan.

         3.11     COMPLIANCE WITH LEGAL REQUIREMENTS

         Except as set forth in Paragraph 3.11 of the Disclosure Letter, the Acquired Companies have complied at all times with all Legal Requirements relating to the conduct of their respective businesses, except for any instances of noncompliance that would not have a material adverse effect on the business, financial condition or results of operations or prospects of the Acquired Companies individually or as a whole.

         3.12     LEGAL PROCEEDINGS

         Except as set forth in Paragraph 3.12 of the Disclosure Letter and except for Proceedings relating to claims under any policy of insurance issued by or through an Acquired Company, there is no pending Proceeding that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company. Except as set forth in Paragraph 3.12 of the Disclosure Letter, no such Proceeding has been Threatened and, to the Knowledge of Seller and the Acquired Companies, no circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Paragraph 3.12 of the Disclosure Letter.

         3.13     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Paragraph 3.13 of the Disclosure Letter and except for the increase in reserves for losses and loss expense adjustment in the amount of $2,500,000 to be effected before the Closing Date, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of its capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b)       amendment  to the  Organizational  Documents  of any Acquired
                   Company;

         (c) except in the Ordinary Course of Business, payment or increase by any Acquired Company of any bonuses, salaries or other compensation to any director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of any Acquired Company;

         (e) damage to or destruction or loss of any tangible property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, business, financial condition or prospects of the Acquired Companies individually or as a whole;

         (f) sale, lease or other disposition of any material asset or property of any Acquired Company or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company;

         (g) change in the accounting methods or practices used by any Acquired Company; or

         (h) transaction by any of the Acquired Companies except in the Ordinary Course of Business as conducted during 1997;

         (i) capital expenditure by any of the Acquired Companies, either individually or in the aggregate, exceeding $50,000;

         (j) labor trouble or claim of wrongful discharge or other unlawful labor practice or action involving any of the Acquired Companies;

         (k) revaluation by any of the Acquired Companies of any of its assets other than normal depreciation;

         (l) amendment or termination by any of the Acquired Companies, or receipt of notice of termination, of any Contract, except any such amendment or termination that would not have a material adverse effect;

         (m) loan by any of the Acquired Companies to any person or entity, or guaranty by any of the Acquired Companies of any such loan except in the Ordinary Course of Business;

         (n) waiver or release of any material right or claim of any of the Acquired Companies, including any write-off or other compromise of any account receivable of such Acquired Company except for the settlement, waiver or release of rights or claims under any of the insurance policies issued by an Acquired Company or reinsurance agreements in the ordinary course of business, consistent with past practices, and not in excess of policy limits;

         (o) the commencement or notice or, to the Knowledge of Seller, threat of commencement of any governmental proceeding against or investigation of Seller or any of the Acquired Companies or its affairs;

         (p) issuance or sale by any of the Acquired Companies of any of its shares or of any other of its securities;

         (q) policy form or rate filings by any of the Acquired Companies except in the Ordinary Course of Business;

         (r) cancellation, appointment or termination by any of the Acquired Companies of (i) any agent except in the Ordinary Course of Business or (ii) any line of business;

         (s) borrowing, assumption, guarantee, or other liability of any of the Acquired Companies for debt; or

         (t) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         3.14      CONTRACTS; NO DEFAULTS

                   3.14.1 Paragraph 3.14.1 of the Disclosure Letter contains a complete and accurate list as of the date of this Agreement, and Seller has delivered or made available to Buyer true and complete copies, of:

                   (a) each Applicable Contract that involves performance of services by one or more Acquired Companies;

                   (b) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies;

                   (c) each Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real or personal property; and

                   (d)      each   licensing   agreement  or  other   Applicable
                            Contract with respect to trademarks, copyrights, software or other intellectual property.

                   3.14.2 Except as set forth in Paragraph 3.14.2 of the Disclosure Letter, neither any Acquired Company nor any officer, director or employee of any Acquired Company is bound by any Contract that purports to limit the ability of any such Acquired Company or officer, director or employee, to engage in or continue any conduct, activity or practice relating to the business of any Acquired Company.

                  3.14.3 Except as set forth in Paragraph 3.14.3 of the Disclosure Letter:

                  (a) each Applicable Contract is in full force and effect, and is valid, binding and enforceable in accordance with its terms in all material respects, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

                  (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

                  (c) no Acquired Company has given to or received from any other Person, any notice or other communication regarding any actual or alleged violation or breach of, or default under, any Applicable Contract.

         3.15     INSURANCE

                  3.15.1 Seller has delivered to Buyer true and complete copies of all policies of insurance currently maintained by any Acquired Company for the benefit of any Acquired Company (other than policies of insurance issued by or through an Acquired Company) or any director or officer of any Acquired Company, and all premiums due on such policies have been timely paid.

                  3.15.2 Except as set forth in Paragraph 3.15.2 of the Disclosure Letter, neither Seller nor any Acquired Company has received with respect to the policies described in Section 3.15.1, (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or
(ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         3.16     ENVIRONMENTAL MATTERS

         Except as set forth in Paragraph 3.16 of the Disclosure Letter:

         (a)      Each Acquired  Company is in material  compliance with, and is
                  not  in   material   violation   of  or  liable   under,   any
                  Environmental Law with respect to the Facilities.

         (b) There are no pending or Threatened claims resulting from any Environmental Liabilities or arising under or pursuant to any Environmental Law with respect to the Facilities or any other real property ever owned by any of the Acquired Companies.

         (c) Seller has no Knowledge of any conditions that would give rise to any Environmental Liability for any of the Acquired Companies with respect to the Facilities. There are no Hazardous Materials (other than incidental office supplies) present on or at the Facilities, including any Hazardous Materials contained in underground storage tanks. There are no underground storage tanks on or under the Facilities.

         (d) Seller has delivered to Buyer true and complete copies and results of any reports with respect to Seller or any Acquired Company pertaining to Hazardous Materials in, on or under the Facilities.

         3.17     EMPLOYEES

                  3.17.1 Seller has previously provided Buyer with a complete and accurate list of the following information for each employee providing services to an Acquired Company: employer; name; job title; current compensation paid or payable; date of hire; date of birth; and social security number.

                  3.17.2 No employee of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee and any other Person that in any way adversely affects or will adversely affect the performance of duties as an employee of the Acquired Companies. Except as set forth in the Disclosure Letter, the consummation of the Contemplated Transactions will not result in any payment (whether of severance pay or otherwise) becoming due from any Acquired Company to any officer, employee, former employee or director, or any benefit becoming payable or vested.

         3.18     LABOR RELATIONS; OSHA

         Since October 4, 1986, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Except as set forth in Paragraph 3.18 of the Disclosure Letter, each of the Acquired Companies is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.

         3.19     MARKS; PROPRIETARY RIGHTS

                  3.19.1 Paragraph 3.19.1 of the Disclosure Letter contains a complete and accurate list and summary description of all Marks and any other copyrighted, patented or proprietary intellectual property in which any of the Acquired Companies has an interest. One or more of the Acquired Companies is the owner of all right, title and interest in and to each of the Marks and such other intellectual property, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

                  3.19.2 All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable.

                  3.19.3   No  Mark  has  been  or  is  now   involved   in  any
opposition, invalidation or cancellation and no such action is Threatened with respect to any of the Marks.

         3.20     REGULATORY SUBMISSIONS

         Seller previously has furnished or made available to Buyer true and complete copies for the following filings and submissions (excluding the Statutory Statements, the "Submissions") of GIC to each State Insurance Department made during the time period from 1992-1997: triennial examinations, market conduct examinations, in force and pending rate filings and holding company registration statement Forms B and C (with the exception of Amendment No. 16 to Form B dated on or about April, 1992). All of the Submissions were accurate and complete and were in material compliance with applicable laws and regulations when filed, and no deficiencies have been asserted by any State Insurance Department with respect to any Submission except as provided therein. No holding company registration statement Form D was filed during the time period from 1992-1997.

         3.21     LICENSES

         Paragraph 3.21 of the Disclosure Letter sets forth all licenses, permits or authority (collectively, the "Licenses") issued to any of the Acquired Companies by any state insurance department or other insurance regulatory body or agency (collectively, a "State Insurance Department"). The Licenses set forth in Paragraph 3.21 of the Disclosure Letter constitute each license, permit or authority that it is necessary or appropriate for each of the Acquired Companies to obtain from a State Insurance Department with respect to the transaction of its business. All of the Licenses are currently in effect. None of the Licenses has at any time been suspended, revoked, terminated, limited or expired. No notice of any violation has been received at any time by any of the Acquired Companies with respect to any License, and there is no Proceeding, whether pending or Threatened, that could result in the suspension, revocation, termination or limitation of any License.

         3.22     EMPLOYEE LICENSES

         Paragraph 3.22 of the Disclosure Letter sets forth all licenses, permits or authority (the "Employee Licenses") issued to any employee of an Acquired Company by a State Insurance Department. All of the Employee Licenses are currently in effect and constitute each license, permit or authority that it is necessary or appropriate for the employees of an Acquired Company to obtain from a State Insurance Department with respect to the performance of their respective job responsibilities.

         3.23     APPOINTMENTS

         The insurance companies that have appointed GIA and its employees as agents are set forth in Paragraph 3.23 of the Disclosure Letter. All of the appointments (the "Appointments") set forth in Paragraph 3.23 of the Disclosure Letter are currently in effect, and GIA has not received any notice that an Appointment has been terminated or limited in any manner.

         3.24     SERVICE AGREEMENT

         The Service Agreement is in full force and effect and will continue in full force and effect during the three years after the Closing Date, including following any Joint Venture to which Seller is a party.

         3.25     CONDITION AND SUFFICIENCY OF ASSETS

         The Facilities, building operating systems and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Facilities, building operating systems or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities, building operating systems and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         3.26     EMPLOYMENT AND AGENCY CONTRACTS

         Seller previously has provided Buyer with lists of all employees of the Acquired Companies who are: (i) actively employed but absent due to illness, injury, maternity leave, military service, family or medical leave, short-term disability or long-term disability (in each case specifying the reason for such absence); (ii) former employees who are receiving long-term disability benefits under any Disability Plan, (iii) former employees who are subject to COBRA; and
(iv) former employees who have previously satisfied the requirements for retiree, medical, life insurance and/or other benefit coverage under any Employee Plan (in each case specifying the nature of coverage provided to each such former employee).

         3.27     RESERVES

         All statutory reserves reflected in the Statutory Statements for the year ended December 31, 1997, were determined in accordance with SAP and generally accepted actuarial assumptions and meet the requirements of the insurance laws of each applicable jurisdiction, except where the failure to meet such requirements would not have a material adverse effect on the business, operations or prospects of any of the Acquired Companies. Buyer acknowledges that the adjustment to reserves referred to in Section 3.13 shall not result in any additional Tax cost or liability to Seller or any breach of any representation or warranty by Seller under Sections 3, 10 or 11 or otherwise.

         3.28     PORTFOLIO INVESTMENTS

         Seller has previously delivered to Buyer true and complete lists as of December 31, 1997, of all assets held in the investment portfolios of GIC. None of the other Acquired Companies has an investment portfolio.

         3.29     OFFICERS AND DIRECTORS

         Paragraph 3.29 of the Disclosure Letter contains a complete and accurate list of all officers and directors of each of the Acquired Companies.

         3.30     BROKERS

         All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Buyer without the intervention of any person on behalf of Seller in such manner as to give rise to any claim by any person against Buyer, Seller or any of the Acquired Companies for a finder's fee, brokerage commission or similar payment; provided, however, Blanch Capital Markets, Inc. has been retained by Seller with respect to specific services for which a fee for service was paid.

         3.31     REPRESENTATIONS COMPLETE

         None of the representations or warranties made by Seller, nor any statement made in any Schedule, Exhibit or certificate furnished by Seller or any of the Acquired Companies pursuant to this Agreement, contains or will contain any untrue statement of a material fact at the Closing Date, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1      ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted.

         4.2      AUTHORITY; NO CONFLICT

                  4.2.1 This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  4.2.2 Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (a)      any provision of Buyer's Organizational Documents;

                  (b) any resolution adopted by the board of directors of Buyer;

                  (c) any Legal Requirement or Order to which Buyer may be subject; or

                  (d) any Contract to which Buyer is a party or by which Buyer may be bound.

         The consent of the shareholders of Buyer is not required in connection with the execution and delivery of this Agreement or the consummation of performance of any of the Contemplated Transactions. Except as contemplated by
Section 6.1 or as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      INVESTMENT INTENT

         Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.4      CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions, and no such Proceeding has been Threatened.

         4.5      REPRESENTATIONS COMPLETE

         None of the representations or warranties made by Buyer, nor any statement made in any Exhibit or certificate furnished by Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact at the Closing Date, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5.       COVENANTS OF SELLER

         5.1      ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date and subject to the Confidentiality Agreement, Seller will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its representatives full and free access to each Acquired Company's personnel, properties, contracts, books and records and other documents and data and (b) furnish Buyer and its representatives with such additional financial, operating and other data and information as Buyer may reasonably request. Buyer agrees that neither Seller, the Acquired Companies nor any of their Representatives shall have any liability to Buyer or to any of its Representatives relating to or resulting from the use of the materials reviewed by Buyer pursuant to this section, except pursuant to the express terms of this Agreement.

         5.2      OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

                  5.2.1 Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to:

                  (a) conduct the business of such Acquired Company only in the Ordinary Course of Business; and

                  (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, to keep available the services of the current officers, employees and agents of such Acquired Company and to maintain the relations and goodwill with suppliers, policyholders, customers, employees, agents and others having business relationships with such Acquired Company.

                  5.2.2 On or before the Closing Date, Seller will take such steps as necessary to cause the intercompany account balances between Seller and the Acquired Companies to be brought current such that all amounts with respect to periods more than 30 days before the Closing Date will be paid in full.

         5.3      NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause each Acquired Company not to, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section
3.13 is likely to occur.

         5.4      REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Seller will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all Regulatory Filings and, at the expense of Buyer, all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions (including all filings under the Oregon Insurance Code and other Regulatory Filings), and (b) cooperate with Buyer in obtaining all consents identified in
Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

         5.5      DISCLOSURE LETTER SUPPLEMENTS

         From time to time prior to the Closing, and in any event immediately prior to the Closing, Seller will promptly supplement the Disclosure Letter with respect to any matter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter or which is necessary to correct any information which has become inaccurate, provided that delivery of such supplement will not be deemed an amendment of this Agreement unless prior to or on the Closing Date, Buyer acknowledges in writing Buyer's acceptance of any supplement to the Disclosure Letter. No supplement to the Disclosure Letter shall have any effect for the purpose of determining satisfaction of any of the conditions set forth in Sections 7 and 8 unless Buyer accepts any such supplement to the Disclosure Letter in writing prior to or on the Closing Date.

         5.6      BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         5.7      ZONING CHANGE

         Seller will use its Best Efforts to cause the zoning designation of the Facility located at 6605 SE Lake Road, Milwaukie, Oregon (the "GIG Office Building") to be redesignated as "office-commercial" from its current designation of "I-3 (General Industrial)". In the event such zoning redesignation is not achieved on or before the first anniversary of the date of this Agreement, or within 10 business days following any earlier date upon which a final determination denying a zoning redesignation is made, Seller shall purchase the GIG Office Building from the Company for a purchase price of $5,100,000 and pursuant to a form of purchase agreement to be mutually agreed upon by Seller and Buyer prior to the Closing Date.

         5.8      NO NEGOTIATION

         Until such time, if any, as this  Agreement is  terminated  pursuant to
Section 9, Seller will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

6.       COVENANTS OF BUYER

         6.1      APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by Buyer to consummate the Contemplated Transactions (including all filings under the Oregon Insurance Code and the HSR Act and all other Regulatory Filings). Between the date of this Agreement and the Closing Date, Buyer will cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions (including all Regulatory Filings) and (ii) cooperate with Seller in obtaining all consents identified in Paragraph 3.2 of the Disclosure Letter.

         6.2      BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.3      EMPLOYEE SERVICE CREDIT

         On the Closing Date, the employees of the Acquired Companies will be credited with all years of service with the applicable Acquired Company for purposes of crediting years of service with respect to the employee benefit plans of Buyer applicable or available to such employees.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in whole or in part):

         7.1      ACCURACY OF REPRESENTATIONS

         Each of Seller's representations and warranties in this Agreement (a) must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter that is not approved by Buyer in accordance with this Agreement or (b) if not accurate in all respects as provided in Section 7.1(a), must be capable of being corrected and shall be corrected within 60 days after the Closing without unreasonable effort or expense to Seller.

         7.2      SELLER'S PERFORMANCE

         All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         7.3      CONSENTS

         Each of the Consents identified in subparts 1 - 6 of Paragraph 3.2 of the Disclosure Letter and in Schedule 4.2 must have been obtained and must be in full force and effect.

         7.4      ADDITIONAL DOCUMENTS

         (a) an opinion of Miller Nash Wiener Hager & Carlsen LLP, dated the Closing Date, in the form of Exhibit 7.4(a); and

         (b)      such other documents as Buyer may reasonable request.

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

         8.1      ACCURACY OF REPRESENTATIONS

         Each of Buyer's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         8.2      BUYER'S PERFORMANCE

         All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

         8.3      CONSENTS

         Each of the Consents identified in subparts 1 - 6 of Paragraph 3.2 of the Disclosure Letter and in Schedule 4.2 must have been obtained and must be in full force and effect.

9.       TERMINATION

         9.1      TERMINATION EVENTS

         This  Agreement may be terminated (by notice given prior to the Closing
Date):

         (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

         (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

         (c)      by mutual consent of Buyer and Seller; or

         (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 16, 1998, or such later date as the parties may agree upon.

         9.2      ELECTION

         If prior to the Closing, Buyer or Seller discovers that a representation or warranty made by the other party in this Agreement is untrue or incorrect in any material respect, the party for whose benefit the representation or warranty has been given must elect (a) to waive the breach of representation or warranty and proceed with the Closing, (b) to terminate this Agreement, or (c) if such breach is capable of being cured within 60 days without unreasonable effort or expense to Seller, to require such breach to be cured.

         9.3      EFFECT OF TERMINATION

         If  this  Agreement  is  terminated,   all  further   obligations   and
liabilities of the parties under this Agreement will terminate and this Agreement will have no further force or effect, except that the obligations in Sections 12.1 and 12.2 will survive.

10.      INDEMNIFICATION; REMEDIES

         10.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4.1(c) and any other certificate or document delivered pursuant to this

         Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

         10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

         Seller will indemnify and hold harmless Buyer and the Acquired Companies and their officers, directors, employees, agents and affiliates for any loss, liability, claim, cause of action, damage (excluding consequential damages), obligation or reasonable expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) (collectively, "Damages"), arising, directly or indirectly, from or in connection with any breach, falsity or inaccuracy (a) of any representation or warranty made by Seller in this Agreement (giving effect to any supplement to the Disclosure Letter accepted by Buyer pursuant to Section 5.5), the Disclosure Letter, the supplements to the Disclosure Letter accepted by Buyer pursuant to Section 5.5 or any certificate delivered by Seller pursuant to this Agreement or (b) of any covenant of Seller in this Agreement.

         10.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         Buyer will indemnify and hold harmless Seller and its officers, directors, employees, agents and affiliates and will pay to Seller the amount of any Damages (defined in Section 10.2) arising, directly or indirectly, from or in connection with any breach, falsity or inaccuracy (a) of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement or (b) of any covenant of Buyer in this Agreement.

         10.4     TIME LIMITATIONS

         If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, other than those in Section 3.3, or any covenant to be performed and complied with prior to the Closing Date unless, within three years after the Closing Date, or prior to the expiration date of the applicable statute of limitation with respect to claims based on Section 3.8, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty or any covenant to be performed and complied with prior to the Closing Date, unless, within three years after the Closing Date, Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

         10.5     LIMITATIONS ON AMOUNT--SELLER

         Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
10.2 until the total of all Damages with respect to such matters exceeds $75,000 and then only for the amount by which such Damages exceed $75,000; provided that the limitations in this section shall not apply to claims based on a breach of
Section 3.8.

         10.6     LIMITATIONS ON AMOUNT--BUYER

         Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
10.3 until the total of all Damages with respect to such matters exceeds $75,000 but then only for the amount by which such Damages exceeds $75,000.

         10.7     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                  10.7.1 Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding or of any Threatened Proceeding or claim, or other notification thereof against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                  10.7.2 The indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 20 business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  10.7.3 Regardless of the other provisions of Section 10.7, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party, by notice to the indemnifying party, may assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         10.8     DUTY TO MITIGATE

         Each party shall at all times use its Best Efforts to minimize the Damages for which the other party may be liable pursuant to this Agreement (or would be liable but for the provisions of Sections 10.5 or 10.6 above). With respect to any matter for which any party may be liable pursuant to the provisions of this Agreement, the other party shall diligently pursue (including, without limitation, the commencement and pursuit of litigation) any and all rights and remedies under agreements and contracts (including, without limitation, insurance policies) with third parties pursuant to which the other party has rights of recourse or is indemnified or the beneficiary of a guaranty.

         10.9     EXCLUSIVE REMEDY

         The parties acknowledge and agree that the remedies and procedures provided in this Agreement for breach of any representations, warranties, or covenants are exclusive of all other remedies which would otherwise be available, at law or equity except for any claim arising from fraud or willful misconduct.

         10.10    LIMITATION ON INDEMNIFICATION OF SELLER

         Regardless of the other provisions of this Section 10, the aggregate liability of Seller for Damages relating to all breaches of the representations and warranties and all breaches of covenants or agreements of Seller in this Agreement shall be limited to Thirty-Six Million Two Hundred Fifty Thousand and no/100 ($36,250,000).

11.      TAX MATTERS

         11.1     SECTION 338(H)(10) ELECTION

                  11.1.1 If requested by Buyer, Seller and Buyer shall join in an election pursuant to Section 338(h)(10) of the Code and the regulations promulgated thereunder, and to take all necessary and appropriate actions to effectuate the foregoing and to accurately report to applicable Governmental Entities consistent therewith. In particular, and not by way of limitation, in order to effect such election, Seller and Buyer shall jointly execute necessary copies of Internal Revenue Service Form 8023 and all attachments reasonably determined by the parties to be required to be filed therewith pursuant to the Code within the required time period.

                  11.1.2 Buyer and Seller will cooperate with each other and jointly allocate the Purchase Price and any post-closing adjustments thereto among the assets of the Acquired Companies. Such allocation shall be made in good faith and in accordance with Section 338(h)(10) of the Code. Seller and Buyer shall be bound by the allocation determined in accordance with this Section and shall prepare and file all Returns in accordance with Section 11.2 below. In the event Seller and Buyer cannot, despite good faith efforts, agree on such allocation within one hundred twenty (120) calendar days after Closing, the matter shall be referred to KPMG-Peat Marwick (the "Accountants"), certified public accountants, within five (5) business days after the end of such one hundred twenty day period. The fees and expenses of the Accountants shall be paid one-half by Buyer and one-half by Seller. The Accountants shall determine an appropriate allocation of the Purchase Price and any post-closing adjustment thereto among the assets of the Acquired Companies pursuant to Section 338(h)(10) of the Code. Such determination shall be made prior to the due date for filing Form 8023 with the IRS. Buyer and Seller shall use their best efforts to cause the Accountants to render its determination as soon as practicable, and each shall cooperate with such firm and provide such firm with reasonable access to its books and records and such other information as such firm may require in order to render its determination. Such determination shall be made by the Accountants within thirty (30) calendar days, shall be set forth in a written statement delivered to Buyer and Seller, and shall be final, binding and conclusive.

                  11.1.3 Seller and Buyer covenant and agree to report this transaction for all domestic Tax purposes, where permitted by the law of the applicable taxing jurisdiction, in each and every respect in a fashion consistent with the allocation determined pursuant to Sections 11.1.1 and
11.1.2. If the allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party. Seller and Buyer shall cooperate with each other in resolving such dispute and shall not settle such dispute or make filings or other submissions with such taxing authority without obtaining the other party's consent to the terms of such filings, submissions or settlement, which consent shall not be unreasonably withheld.

         11.2     TAX RETURNS

                  11.2.1 Seller and Buyer shall (i) each provide the other, and Buyer shall cause each of the Acquired Companies to provide Seller, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, or the conduct of any audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes; (ii) each retain and provide the other, and Buyer shall cause each of the Acquired Companies to retain and provide Seller with, any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination; and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Buyer shall retain, and shall cause each of the Acquired Companies to retain, and Seller shall retain, until the applicable statute of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such Tax Returns for all Tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same at the cost of such other party.

                  11.2.2 Seller is responsible for all Taxes for all periods ending on or before October 3, 1997, and Buyer is responsible for all Taxes for all periods commencing on or after October 4, 1997. Seller shall prepare all Tax Returns with respect to the Acquired Companies for all periods ending on or before October 3, 1997. Buyer shall prepare all Tax Returns with respect to the Acquired Companies for all periods commencing after October 3, 1997. Any refunds, credits or overpayments of Taxes in respect of Tax Returns with respect to the Acquired Companies filed for all periods ending on or before October 3, 1997, shall be for the account of Seller and if received by Buyer will be forwarded to Seller within ten (10) days of Buyer's receipt. Any refunds, credits or overpayments of Taxes in respect of such Tax Returns filed for all periods commencing after October 3, 1997 shall be for the account of the Acquired Companies.

                  11.2.3 Buyer is responsible for preparing and filing all Tax Returns with respect to the Acquired Companies for any Tax period that begins on or before and ends after October 3, 1997 (a "Straddle Period") the due date of which, with regard to extensions of time to file, is on or after the Closing Date. Seller is responsible for preparing and filing all Tax Returns with respect to the Acquired Companies for any Straddle Period Tax Return the due date of which, with regard to extensions of time to file, is before the Closing Date. Taxes of a Straddle Period that are based upon income or gross receipts shall, if practicable, be allocated between Seller and the Acquired Companies on the basis of income or gross receipts derived before and after October 3, 1997. If such calculation is not practicable, any such Tax shall be allocated in accordance with the following provision. Taxes not based upon income or gross receipts shall be allocated between Seller and the Acquired Companies by multiplying the Tax by a fraction, the numerator of which is the number of days preceding or following October 3, 1997, as the case may be, and the denominator of which is the number of days in the Tax period reflected in the Tax Return which is the subject of this provision.

                  11.2.4 Each of Buyer and Seller shall deliver to the other, no later than thirty (30) days (or, in the case of premium Tax Returns, five (5) days) prior to the date on which the applicable Tax Return is required to be filed (except for any Tax Return for which an extension has been granted as permitted hereunder), such Tax Return for its review and filing. Each of Buyer and Seller shall provide notice to the other within ten (10) business days (or in the case of premium Tax Returns, two business days) after receipt thereof of any dispute regarding such Tax Return and the parties shall cooperate in good faith to resolve any such dispute. In the event of any dispute regarding any item shown on any such Tax Return, neither Buyer nor Seller shall without the other's consent (which shall not be unreasonably withheld) prepare such Tax Return in a manner which is not reasonably satisfactory to the other.

                  11.2.5 Seller shall take any necessary action to correct the net operating loss carryovers reflected in its Tax Return for the year ended October 3, 1997 as they may relate to the Acquired Companies and to make any required correlative adjustments to Tax reserves of the Acquired Companies as of October 3, 1997.

         11.3     TAX SHARING AGREEMENTS; CODE SECTION 338(H)(10) ELECTIONS

                  11.3.1 All tax-sharing, tax-allocation, and tax-expense allocation agreements or similar agreements (other than the Service Agreement) with respect to or by and between Seller and any of the Acquired Companies shall be terminated effective as of October 3, 1997, subject to Buyer's consent to the terms of such termination, which consent shall not be unreasonably withheld. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting any of the Acquired Companies shall be made after the date of this Agreement without prior written consent of Buyer, which consent shall not be unreasonably withheld. Seller shall not take any action, or cause or permit any of the Acquired Companies to take any action, which could prohibit the making of a valid Section 338(h)(10) election with respect to the transaction contemplated herein.

                  11.3.2 Seller and Buyer intend that, for the period beginning October 4, 1997 and ending on the Closing Date (the "Closing Taxable Year"), the consolidated Federal income Tax ("CFIT") allocated to the Acquired Companies shall be equal to the CFIT the Acquired Companies would have paid had the Acquired Companies filed a separate consolidated Federal income Tax Return for the Closing Taxable Year.

                  11.3.3 For purposes of this special allocation, the affiliated group is divided into two subgroups and each subgroup is treated as a separate affiliated group filing a separate consolidated Federal income Tax Return. The "Acquired Companies Subgroup" consists of the Acquired Companies. The "Seller's Subgroup" consists of all the members of the affiliated group other than the Acquired Companies.

                  11.3.4 The CFIT is allocated between the Seller's Subgroup and the Acquired Companies Subgroup in accordance with Treasury Regulation sections 1.1552-1(a)(1) and 1.1502-33(d)(3).

                  11.3.5 In the event the Acquired Companies generate a net operating loss that is not fully utilized in the consolidated Federal income Tax Return that includes the Closing Taxable Year, to the extent that the net operating loss may be carried forward by Seller's Subgroup to future taxable years, an additional Tax benefit equal to 34 percent of the net operating loss carryforward shall be allocated to the Acquired Companies Subgroup.

                  11.3.6 This method of Tax allocation does not replace or modify the existing method of Tax allocation elected by Seller's affiliated group for Federal income Tax purposes pursuant to Treasury Regulation section 1.1552-1(c).

                  11.3.7   Buyer  shall  provide  to  Seller  within  60 days of
filing the consolidated Tax Return an Allocation Schedule calculating the allocation of Tax liability or Tax benefit in accordance with the method described above. Seller shall provide to Buyer within 60 days of filing the consolidated Tax Return a calculation of any amounts due pursuant to Section
3.27. If,
within 90 days following the filing of the consolidated Tax Return, neither party has given notice of objection to such calculations (any such notice must contain a statement of the basis of the objection), then the Tax liability or Tax benefit for the Closing Taxable Year will be allocated to the Acquired Companies Subgroup in accordance with the Allocation Schedule and the calculation of any amounts due pursuant to Section 3.27 shall be regarded as the final determination. If either party gives notice of objection to the calculations and the parties cannot agree to a satisfactory resolution, then the issues in dispute will be submitted to the Accountants for resolution. If the issues in dispute are submitted to the Accountants for resolution, (a) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants; (b) the determination by the Accountants, as set forth in a written notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (c) Buyer and Seller will each bear 50 percent of the fees of the Accountants for such determination. On the tenth business day following the final determination, the Tax liability shall be paid. All payments will be made together with interest at 6-1/2 percent compounded monthly beginning on the date of the filing of the fiscal year ending approximately September 30, 1998 consolidated Federal income Tax Return of Seller and ending on the date of payment. Payments must be made in immediately available funds, by wire transfer to such bank account as the party entitled to receive payment will specify.

         11.4     PARTICIPATION IN TAX EXAMINATIONS

                  11.4.1 Seller and Buyer shall provide to each other notice within ten (10) business days of receipt of any notice of any audit or similar investigation or proceeding in which the IRS or any other Governmental Entity makes or proposes to make a Tax adjustment to any Tax period ending on or before the Closing Date. At least ten days prior to filing any response or other correspondence with the IRS, Seller shall provide copies of such documents to Buyer for its review. Seller shall control any such proceeding; provided that Buyer or its representative shall have the right, at its expense, to participate in any such audit or similar investigation. Seller agrees that it will not settle, compromise or agree to any Tax adjustment that will result in either a Tax liability to Buyer or the indemnification of Seller by Buyer (as set forth below in this Section 11.4) without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                  11.4.2   Definitions.

                           11.4.2.1 Permanent Difference. A Permanent Difference is any adjustment, whether by amended return or examination by a taxing authority, to any Tax Return that will not affect taxable income of any prior or subsequent Tax Return.

                           11.4.2.2 Timing Difference. A Timing Difference is any adjustment, whether by amended return or examination by a taxing authority, to any Tax Return that will reverse in a prior or subsequent Tax Return.

                  11.4.3 Seller shall be responsible for Taxes for Tax periods ending on or before October 3, 1997. Buyer shall be responsible for Taxes for Tax periods beginning on or after

October 4, 1997. However, Seller shall have no liability for Tax attributable to Timing Differences where the reversal results in a Tax benefit to Buyer, and Buyer shall be entitled to any Tax benefit attributable to Timing Differences where the reversal results in a Tax liability to Buyer. However, Buyer shall have no responsibility for Tax liabilities and no right to Tax benefits for Tax attributable to Timing Differences where the reversal affects any Tax to Seller resulting from the deemed sale of assets pursuant to an election under ss.338(h)(10). Taxes for Tax periods beginning prior to October 3, 1997 and ending after that date shall be prorated between Buyer and Seller, as set forth in Section 11.2.3. Notwithstanding the foregoing, Buyer shall have no responsibility for any Tax that may result from the deemed sale of assets pursuant to an election under ss.338(h)(10) of the Internal Revenue Code.

                  11.4.4   If any  adjustment, as defined in Section 11.4.2.1 or
Section  11.4.2.2,  is made to any Tax Return,  amounts due  pursuant to Section
3.27 shall be recomputed as necessary. In the event that Seller or Buyer, as the case may be, is required to hold harmless the other party pursuant to Section
11.4 or to a recalculation pursuant to Section 3.27, any payment that is required to be made to the other party shall be made not later than ten days after the Tax adjustment giving rise to such payment is finally agreed to with the taxing authority.

12.      GENERAL PROVISIONS

         12.1     EXPENSES

         Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of the respective Representatives of the parties. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

         12.2     CONFIDENTIALITY

         In addition to the obligations set forth in the Confidentiality Agreement, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, Seller and the Acquired Companies to maintain in confidence, any written, oral, or other information obtained in confidence from the other party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary and appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy such written information.

         12.3     NOTICES

         All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

      If to Seller, to:         United Grocers, Inc.
                                     6433 SE Lake Road
                                     Portland, OR  97222-2198
                                     Attention: Chief Executive Officer
                                     Facsimile No.: 503-833-1008

               with a copy to:  Grocers Insurance Group, Inc.
                                     6605 SE Lake Road
                                     Portland, OR  97269
                                     Attention: Ross Dwinell
                                     Facsimile No.: 503-833-1753

               and with a copy to:   Kennedy & Kennedy LLP
                                     888 SW Fifth Avenue
                                     Suite 1170
                                     Portland, OR  97204
                                     Attention: Rhonda W. Kennedy
                                     Facsimile No.: 503-226-6466

               and with a copy to:   Miller Nash Wiener Hager & Carlsen LLP
                                     Suite 3500
                                     111 SW Fifth Avenue
                                     Portland, OR  97204
                                     Attention:  John A. Lusky
                                     Facsimile No.: 503-224-0155

      If to Buyer, to:          Orion Capital Corporation
                                     9 Farm Springs Road
                                     Farmington, CT 06032
                                     Attention:  General Counsel
                                     Facsimile No.: 860-674-6890

               with a copy to:       Ireland,Stapleton, Pryor & Pascoe, P.C.
                                     1675 Broadway, 26th Floor
                                     Denver, CO 80202
                                     Attention: Hardin Holmes, Esq.
                                     Facsimile No.: 303-623-2062

         12.4     MEDIATION; ARBITRATION

         If a dispute arises from or relates to this Agreement or the breach thereof, whether of law or fact, of any nature whatsoever, and such dispute cannot be settled through direct discussions between the parties, the parties agree to endeavor, within a reasonable time after it appears the dispute cannot be settled through discussions, to settle the dispute in an amicable manner by mediation administered in accordance with the American Arbitration Association Commercial Mediation Rules, but not submitted to the American Arbitration Association, before resorting to arbitration. The parties agree that the mediator shall be a person who is an attorney with at least 15 years of business law experience. Mediation shall take place in the Portland, Oregon metropolitan area. Thereafter, any unresolved dispute shall be settled by binding arbitration. Notice of demand for arbitration shall be provided in writing to the other parties. The arbitration shall be conducted before a single arbitrator and procedurally in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, but shall not be submitted to the American Arbitration Association. The arbitration shall be held in Portland, Oregon, if it is initiated by Buyer, or Denver, Colorado, if it is initiated by Seller. The arbitrator shall be a person who is an attorney with at least 15 years of business law experience. If the parties cannot agree on an arbitrator within 30 days of the giving of the notice of demand for arbitration, the selection of the arbitrator shall be made by the presiding judge of the Multnomah County Circuit Court if the arbitration is to be in Portland, or the Denver District Court, if it is to be held in Denver. The parties agree that the arbitrator shall not render an award for punitive damages (or any other amount awarded for the purpose of imposing a penalty). The parties specifically waive any claim for punitive damages (or any other amount awarded for the purpose of imposing a penalty) that arises out of or relates to this Agreement or the conduct of the parties in connection with this Agreement. The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law. The decision of the arbitrator shall be binding on all parties, and a judgment may be entered in any court having jurisdiction.

         12.5     PUBLIC NOTICE

         Prior to the Closing Date, neither Buyer nor Seller shall directly or indirectly make, or cause to be made, any press release for general circulation, public announcement, or disclosure with respect to any of the Contemplated Transactions without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party may make such disclosure as may be required by law or necessary to make any filings under the HSR Act or to obtain any Governmental Authorizations or consents, and Seller and the Acquired Companies, after consultation with Buyer, may make such communications with the employees of the Acquired Companies as they deem appropriate.

         12.6     FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         12.7     WAIVER

         A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. A failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

         12.8     ENTIRE AGREEMENT AND MODIFICATION

         Except as provided below, this Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller dated March 23, 1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. Regardless of the provisions of this Section 12.8, the Confidentiality Agreement will remain in full force and effect and is not superseded by this Agreement. This Agreement may not be amended except by a written agreement executed by each party.

         12.9     ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties, which consent may be unreasonably withheld in the party's sole discretion; provided that Buyer may assign its rights and obligations hereunder to any of its wholly owned subsidiaries. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.10    SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

         12.11    TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         12.12    GOVERNING LAW

         This Agreement will be governed by the laws of the State of Oregon without regard to conflicts of laws principles.

         12.13    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

SELLER:                                   BUYER:


UNITED GROCERS, INC.                      ORION CAPITAL CORPORATION

By: /s/ Charles E. Carlbom                By:  /s/ Michael L. Paulter

Print Name: Charles E. Carlbom            Print Name: Michael L. Paulter

Title:  Pres. & CEO                       Title:    Vice President

                                  May 13, 1998



Mr. Michael P. Maloney
Orion Capital Corporation
9 Farm Springs Road
Farmington, CT 06032

         Re:      Stock Purchase Agreement Disclosure Letter

Dear Mr. Maloney:

         Pursuant to the Stock Purchase Agreement (the "Agreement") of even date between United Grocers, Inc. ("Seller") and Orion Capital Corporation ("Buyer"), the representations and warranties of Seller in the Agreement are subject to the disclosures set forth in this letter (the "Disclosure Letter"). The capitalized terms not specifically defined in this Disclosure Letter have the same meaning as defined in the Agreement. In addition, the section numbers referenced below are the section numbers set forth in the Agreement.

         The following matters are disclosed:

         SECTION 1. DEFINITIONS. Prior to 1988, in accordance with industry standards, certain environmental matters were covered by the policies issued by or through GIC. One claim arose and is outstanding under one such policy.
Information with respect to the claim, including a list of reinsurers, is attached as Schedule 1. The retained liability of GIC has been paid, the reinsurance liability of UGIC, Ltd., a prior affiliate of GIC, was paid to GIC on or about October 15, 1996 (commuting the liability of UGIC, Ltd. in preparation of the liquidation of UGIC, Ltd.) and any remaining liability is reinsured.

         SECTION 3.1 ORGANIZATION.  With respect to each Acquired Company:

            COMPANY NAME                         AUTHORIZED JURISDICTIONS

            Grocers Insurance Group, Inc.        Oregon

            Grocers Insurance Agency, Inc.       Oregon, Washington, California,
                                                 Arkansas, Idaho, Nevada

            Grocers Risk Services, Inc.          Oregon, Washington, California

            Grocers Insurance Company            See Schedule 3.1

         SECTION 3.2 AUTHORITY; NO CONFLICT. Seller or an Acquired Company is required to give notice or obtain consent from the following persons in connection with the execution and

Mr. Michael P. Maloney
May 13, 1998
Page 2

delivery of the Agreement or the consummation or performance of the Contemplated
Transactions:

         1. The Director of the Department of Consumer and Business Services with respect to the acquisition of control of GIC by Buyer.

         2. The bank lenders and insurance company creditors ("Seller's Creditors") with respect to the Intercreditor Collateral Agreement ("Intercreditor Collateral Agreement") dated September 19, 1997, as amended, entered into by Seller, the Company, GIA, GRS and Seller's Creditors.

         3. Seller's Creditors with respect to the Pledge Agreement ("Pledge Agreement") dated September 19, 1997, as amended, entered into by the Company, GIA and the collateral agent for Seller's Creditors.

         4. Seller's Creditors with respect to the Pledge Agreement (the "Additional Pledge Agreement") dated September 19, 1997, as amended, entered into by the Seller and the collateral agent for Seller's Creditors.

         5 .  Seller's   Creditors  with  respect  to  the  Guaranty   Agreement
("Guaranty Agreement") dated September 15, 1997, as amended, entered into by the Company, GIA, GRS and for the benefit of Seller's Creditors.

         6.   The Federal Trade Commission with respect to HSR Act compliance.

         7. Certain Agency Agreements between GIC, as insurer, and a named agency, as agent (see Schedule 3.14.1(A)) provide that the agent may terminate the Agreement without notice if GIC's business is sold or transferred without the agent's prior written consent to the assignment of the agreement to the successor business.

         8. Certain of the agreements appointing GIA as agent for a named insurer (see Schedule 3.23) contain provisions for the termination of the Agreement by the insurer upon the sale of GIA.

         9. An equipment lease agreement for certain fax machines between the Company, as lessee, and General Electric Capital Corporation, as lessor, provides that the lease will be in default if there is a transfer of substantially all of the stock of the Company.

         10. The leases for commercial office space (see Section 3.6(4)) with respect to GIC and GRS, as tenants, require the consent of landlord with respect to the transfer of control of the tenant.

Mr. Michael P. Maloney
May 13, 1998
Page 3


         SECTION 3.3 CAPITALIZATION.

              1. The shares of GIA, GIC and GRS have been pledged pursuant to the Pledge Agreement.

              2. The shares of GIG have been pledged pursuant to the Additional Pledge Agreement.

              3. GIC is the owner of 447 shares in Fremont General Corporation. As of March 31, 1998, the fair market value of such shares was $26,373.

              4. GIC has entered into a Stock Purchase Agreement dated July 1, 1997 with Grocers Insurance Services, Inc. and Guy Fogel, the sole shareholder of Grocers Insurance Services, Inc., which agreement provides for the purchase by GIC of Fogel's shares of common stock of Grocers Insurance Services, Inc. on the death or disability of Fogel.

         SECTION 3.4   FINANCIAL STATEMENTS.

         3.4.1. To the extent that the monthly financial information for GIC is based on estimates, such estimates are believed to be substantially correct but, to the extent they are inaccurate, the monthly financial information may not be true and correct in all material respects. The monthly financial information for GIC and unaudited financial statements for the Company, GIA and GRS, the unaudited consolidating statements for the Company and the Interim Balance Sheet are substantially, but not completely, prepared in accordance with GAAP (e.g., deferred tax accruals, deferred acquisition costs, bad debt write-offs and FASB 115 market value adjustment to investments are not reported according to GAAP).

         3.4.2. The triennial exams previously provided to Buyer include analyses by DCBS of deficiencies with the Statutory Statements.

         SECTION 3.6   TITLE TO PROPERTY; ENCUMBRANCES.

              1. On or before the Closing Date, GIC will acquire a commercial office building located at 6605 SE Lake Road, Milwaukie, Oregon (the "GIG Office Building") and legally described as set forth on the attached
Schedule 3.6.1.

              2. GIC previously owned a commercial office building located at 6566 S.E. Lake Road, Milwaukie, Oregon (the "GIA Property") and legally described as set forth on the attached Schedule 3.6.2.

              3. The list of fixed assets owned or leased by the Company has been previously provided by Seller.

Mr. Michael P. Maloney
May 13, 1998
Page 4

              4.       The following leases have been entered into with

                       The Company as Tenant:
                       --------------------

                       (a)     Landlord:  United Grocers
                               Location:  6605 SE Lake Road, Milwaukie, OR
                               Term: Will terminate on consummation of the acquisition of the GIG Office Building by the Company

                       (b)     Landlord:  Fig Garden Village
                               Location:  790 W Shaw Avenue, Fresno, CA
                               Term:      In process of being renewed
                               Rent:      $5,520 annual

                       The Company as Subtenant:
                       ------------------------

                       Tenant:     Western Passage Express, Inc.(an affiliate of
                                   Seller)
                       Location:   1600 Tide Court, Woodland, CA
                       Term:       Needs to be established
                       Rent:       $11,244 annual

                       The Company as Landlord:
                       -----------------------
                       On consummation of the acquisition of the GIG Office Building, the Company, as Landlord, will enter into a lease with Seller, as tenant, with respect to one floor of the GIG Office Building.

                       GIC as Tenant:
                       -------------

                       (a)     Landlord:  Highwoods/Tennessee Holdings, LP
                               Location:  Two Maryland Farms Building,
                                          Brentwood, TN
                               Term:      Expires November 30, 2002
                               Rent:      $16,672 -- $18,235 annual

                       (b)     Landlord:  Pat G. Smaldino
                               Location:  999 Mission de Oro Drive, Redding, CA
                               Term:      Expires February 28, 1999
                               Rent:      $2,640 annual

                            GRS as Tenant:
                            -------------

                               Landlord:  1201 Associates
                               Location:  1500 NE Irving, Portland, OR
                               Term:      Expires on May 31, 2002
                               Rent:      $6,742.44 -- $7,177.56 annual

Mr. Michael P. Maloney
May 13, 1998
Page 5

         SECTION 3.7 NO UNDISCLOSED LIABILITIES. The post retirement benefit liability required by the Oregon Insurance Code to be reflected on the statutory statements of GIC is $297,205 as of December 31, 1997.

         SECTION 3.8   TAXES.

              1. The consolidated federal income tax returns filed by Seller for the fiscal year ended October 3, 1997 are not true, correct and complete in that approximately $1,400,000 of audit adjustments were made that increased the taxable income of GIC and changes to the depreciation schedule may be required. Adjustments to such returns are anticipated as part of the IRS tax audit of the 1994-1996 tax years that is about to be commenced.

              2.       No taxes are being contested.

              3. Seller and GIC are parties to a Tax Allocation Agreement dated November 22, 1994, which agreement was previously provided to Buyer.

         SECTION 3.9   NO MATERIAL ADVERSE CHANGE.

              1. The prospects of the Acquired Companies may be affected by the Joint Venture.

              2. The steps that may be taken to improve the profitability of the Western Grocers Employee Benefits Trust may result in a decrease in earnings for GIC.

              3.       The Holiday Markets account with GIC was not renewed.

         SECTION 3.10 EMPLOYEE BENEFIT PLANS. The employee benefit plans related to the employees providing services to the Acquired Companies are set forth on
Schedule 3.10.

         SECTION 3.12  LEGAL PROCEEDINGS.

              1. GIA has filed a bankruptcy claim with the U.S. Bankruptcy Court for the Northern District of Texas with respect to the Chapter 7 filing of Affiliated Food Services, Inc.

              2. A suit, Case No. 98-02-00858, was filed against Seller and GIC alleging discrimination by Seller in terminating an employee who had filed several workers' compensation claims. Seller has assumed the defense of GIC and will hold GIC harmless with respect to this litigation.

         SECTION 3.13 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the Balance Sheet:

Mr. Michael P. Maloney
May 13, 1998
Page 6

                  (a) The following dividends were paid on December 30 or 31, 1997:
                                --       $850,000 by GIC to GIA
                                --       $225,000 by GRS to GIA
                                --       $1,486,250 by GIA to the Company

                  (c) Retention Agreements effective January 30, 1998 were entered into with certain directors, officers and employees of GIC. Further, Severance Agreements dated January 30, 1998 were entered into with certain employees of GIC. Such Retention Agreements and Severance Agreements are, in all material respects except for the amount of payments, in the same form as the Retention Agreement and Severance Agreement previously provided to Buyer.

                  (d) GIC instituted a bonus plan to enable certain employees of GIC who satisfy specified requirements to earn bonus compensation.

                  (f) GIC transferred the GIA Property (the "old" office building) to Seller.

                  (h) GIC may close its Redding, California office. If GIC decides to close the Redding office, the closure will occur prior to the Closing Date.

                  (i) GIC is in the process of updating its rating system software. The capital expenditure for this update is anticipated to be approximately $140,000.

                  (o) Seller received notice from the IRS that the 1994-1996 tax years would be audited. The triennial exam of GIC has commenced.

                  (p) Shares of GIA were issued to the Company in replacement of certain share certificates with respect to outstanding shares that either were not previously issued or were lost. Shares of GRS were issued to GIA in replacement of certain share certificates with respect to outstanding shares that either were not previously issued or were lost.

                  (s) The Company entered into a contract to acquire the GIG Office Building and to assume the existing note and deed of trust with United of Omaha, as beneficiary.

         SECTION 3.14  CONTRACTS; NO DEFAULTS.

         3.14.1 The Applicable Contracts described in Section 3.14.1 of the Agreement are set forth on Schedule 3.14.1.

         3.14.2 No Contract limits the ability of an Acquired Company or officer, director or employee of an Acquired Company to act relating to the business of an Acquired Company except for the following agency agreements, which agreements contain a covenant by GIC to sell insurance in certain states only through the named agent:

                  1. Agency Agreement with Co-Op Agency, Inc. dated June 25, 1997 with respect to Pennsylvania.

Mr. Michael P. Maloney
May 13, 1998
Page 7

                  2. Agency Agreement with Retailers Insurance Group dated February 28, 1998 with respect to Nebraska.

         3.14.3 (a)    Non-compete  agreements between GIC and certain employees
or agents may not be enforceable in whole or in part because of public policy.

                (b) Events have occurred that may result in a material breach of the following Applicable Contracts:

                            Intercreditor Collateral Agreement

                            Pledge Agreement

                            Additional Pledge Agreement

                            Guaranty Agreement

         SECTION 3.15  INSURANCE.

         3.15.2 Neither Seller nor any Acquired Company has received a refusal of coverage, notice of a defense with reservation of rights or notice of cancellation or nonrenewal with respect to the insurance policies referred to in
Section 3.15.1 of the Agreement.

         SECTION 3.17  EMPLOYEES.

         3.17.2 The consummation of the Contemplated Transaction will result in payments becoming due to certain officers and employees under the Retention Agreements and benefits to employees will be vested under the pension plan and 401(k) plan of Seller.

         SECTION 3.19  MARKS.

         3.19.1 The following is a list and summary description of all Marks and any other copyrighted, patented or proprietary intellectual property of any Acquired Company:

                  1. The Company has registered as a service mark with the United States Patent & Trademark Office its logo, a copy of which is attached as
Schedule 3.19. This registration occurred September 13, 1994 and will remain in force for ten years thereafter unless sooner canceled or terminated. The registration will be automatically canceled unless an affidavit of continuing use is filed between September 13, 1999 and September 13, 2000. The registration may be renewed in ten-year increments so long as the mark remains in continuous use. An application for renewal must be filed within six months prior to the date of expiration of the registration (i.e., between March 13, 2004 and September 13, 2004).

                  2. GRS has registered the name "Pacific Northwest Rehabilitation" as an assumed business name in the state of Oregon and a trade name in the state of Washington. Some of the operations of GRS in those states are conducted under that name. The Oregon

Mr. Michael P. Maloney
May 13, 1998
Page 8

registration will expire October 31, 1998, unless renewed; the Washington registration will expire unless renewed in connection with the annual report filed by GRS as a foreign corporation doing business in the state of Washington, which report will be due November 30, 1998.

                  3.   The following materials have been copyrighted:

                  Handouts
                  --------

                  -    Preventing Slips, Trips and Falls

                  -    Preventing Cuts and Lacerations

                  -    Back Injury Prevention

                  -    Preventing Workplace Violence

                  -    Retail Crime Prevention

                  Order Form
                  ----------

                  -    Safety Committee Kit

                  Newsletter
                  ----------

                  -    Today's Coverage

                  Videos
                  ------

                  - The introduction and tag with respect to the following videos:

                            Preventing Back Injuries
                            Preventing Cuts and Lacerations
                            Preventing Slips, Trips and Falls

         SECTION 3.21 LICENSES. The following licenses, permits or authority have been issued to the Acquired Companies by a state insurance department:

         GIA:

         AGENCY LICENSES HAVE BEEN ISSUED BY: Oregon, Washington, California,
                                              Arkansas, Idaho and Nevada.
         GIC:

         CERTIFICATES OF AUTHORITY HAVE BEEN ISSUED BY:  See Schedule 3.1.

Mr. Michael P. Maloney
May 13, 1998
Page 9

         SECTION 3.22 EMPLOYEE LICENSES. The licenses, permits or authority that have been issued to an employee of an Acquired Company by state insurance department are set forth on Schedule 3.22.

         SECTION 3.23 APPOINTMENTS. The insurance companies that have appointed GIA and its employees as agents are set forth on Schedule 3.23.

         SECTION 3.29 OFFICERS AND DIRECTORS. The officers and directors of each Acquired Company are set forth on Schedule 3.29.

                              Very truly yours,

                              UNITED GROCERS, INC.



                              Charles E. Carlbom

                                DISCLOSURE LETTER
                                  SCHEDULE 3.1

GIC has certificates of authority to transact insurance in the following states:

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Maryland
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

                                 SCHEDULE 3.14.1
                              APPLICABLE CONTRACTS

A. AGENCY AGREEMENTS BETWEEN GIC, AS INSURER, AND NAMED AGENCY, AS AGENT (AND RELATED TYPES OF AGREEMENTS).

         1. Agency Agreement dated February 27, 1998 with Retailers Insurance Group.

         2.   Agency Agreement dated January 24, 1996 with Risk Planners, Inc.

         3.   Agency Agreement dated May 6, 1996 with Fairway  Insurance Agency,
              Inc.

         4. Agency Agreement dated October 10, 1996 and restated October 10, 1997 with Gateway Insurance Agency, Inc. and Fleming Companies, Inc.; related Service Agreement dated October 10, 1996 between Fleming Companies, Inc., the Company, GIC and GIA.

         5.   Agency  Agreement dated October 11, 1996 with Insurance  Planners,
              Inc.

         6. Agency Agreement dated January 15, 1998 with North American Insurance Agency.

         7. Agency Agreement with URM Insurance Agency, Inc. (formerly known as Merchants Insurance Agency, Inc.) dated November 1, 1987, as amended by addendum effective July 15, 1997.

         8.   Agency Agreement dated June 25, 1997 with Co-Op Agency, Inc.

         9. Billing Services Agreement dated December 30, 1996 with C.B. Ragland Company.

         10. Agency agreement dated April 14, 1995 with Laurel Insurance Agency, Inc., as amended December 6, 1997.

         11. Agency Agreement dated December 20, 1990, with U G Insurance, Inc. (now known as GIA).

         12. Agency Agreement dated May 16, 1988 with Grocers Insurance Services, Inc.

         13. Agency Agreement dated June 1, 1988 with Associated Grocers Insurance Company.

         14. Agreement dated April, 1998 with M & I General Agency, as amended by agreement dated July 1, 1989 with M & I General Agency and its successors AFS Insurance Services, Inc. and AFS Insurance Services, Inc. of Idaho.

         15.  Agency   Agreement   with   Embry  &   Company   (in   course   of
              negotiation-execution expected prior to May 1, 1998).

         16. Agency Agreement dated May 20, 1992 with Hardware and Implement Agency (not active).

B.       SERVICE AGREEMENTS.

         1. Administrative Service Agreement dated January 1, 1994 between GIC and Western Grocers Employees Benefit Trust ("WGEBT").

         2. Statement of Assurances and Conditions dated June 3, 1997 between GRS and State of Oregon, Vocational Rehabilitation Division.

C. AGENCY AGREEMENTS APPOINTING GIA, AS AGENT. See Schedule 3.23 for list of agreements.

D.       REINSURANCE AGREEMENTS.

         1. Property, Casualty and Workers Compensation Reinsurance Program effective October 1, 1997 between GIC and the participating reinsurers listed on the attached Schedule 3.14.1-Exhibit A.

         2. Reinsurance Treaties for prior years may provide GIC with more than $25,000 through tail payments.

E.       CORPORATE OPERATIONS AND EQUIPMENT AGREEMENTS.

         1. Service Agreement dated August 30, 1996 between the Company and HomeTech Incorporated (for transcription services).

         2. Master Lease Agreement dated May 12, 1997 between GIC and GE Capital Fleet Services and related Maintenance Management Addendum dated July 11, 1997 and Electronic Full Card Addendum dated July 11, 1997 (with respect to leases of vehicles).

         3. Agreement effective November 27, 1995 between the Company and Cargni Cleaning (respect to janitorial services).

         4. Software License Agreement dated August 27, 1992 between GIA and JP Sedlak Associates and related Technical Services and Support Agreement dated November 24, 1997 (with respect to Insurance Solutions software).

         5. Master Software License Agreement dated effective September 15, 1997 between GIC and Insurance Information Technologies, Inc. (with respect to computer software).

         6. Affiliation Agreement to be effective January 1, 1998 between GIC and National Council on Compensation Insurance, Inc. (documents are in process of being executed by NCCI).

F.       CONSULTING AGREEMENTS.

         1. Consulting Agreement dated June 1, 1992 between Maurice Lefore and the Company, United Employers Insurance Company (now known as
              GIC), U G Insurance, Inc. (now known as GIA) and UGIC.

         2. Consulting Agreement dated March 18, 1993, as amended March 14, 1996, between GIC and Earl C. True.

              Seller will use its Best Efforts to have the Consulting Agreements set forth above revised to delete all references to Seller.

G.       OTHER AGREEMENTS.

         1. Stock Purchase Agreement dated July 1, 1997 between GIC and Guy Fogel and Grocers Insurance Service, Inc. (see Section 3.3(3)).

                                  SCHEDULE 3.29
                             OFFICERS AND DIRECTORS


THE COMPANY

Directors:        Charles E. Carlbom
                  Ross E. Dwinell
                  Bernard F. Croucher
                  Thomas C. Newton
                  William L. Dahl
                  David G. Edison
                  Myron J. Fleck

Officers:         Ross E. Dwinell, President
                  Thomas C. Newton, Vice President Marketing
                  William L. Dahl, Vice President Finance, Treasurer, Secretary
                  David G. Edison, Vice President Claims & Operations
                  Rick A. McEwen, Vice President Underwriting
                  Esther A. Camden, Vice President Administration

GIA

Directors:        Charles E. Carlbom
                  Ross E. Dwinell
                  Bernard F. Croucher
                  Thomas C. Newton
                  David G. Edison
                  Myron J. Fleck

Officers:         Ross E. Dwinell, President
                  Thomas C. Newton, Vice President Marketing
                  David G. Edison, Vice President Claims & Operations,
                  Treasurer, Secretary

GIC

Directors:        Charles E. Carlbom
                  Ross E. Dwinell
                  Bernard F. Croucher
                  Thomas C. Newton
                  Myron J. Fleck

Officers:         Ross E. Dwinell, President
                  Thomas C. Newton, Vice President Marketing
                  William L. Dahl, Vice President Finance
                  David G. Edison, Vice President Claims & Operations,
                  Treasurer, Secretary
                  Rick A. McEwen, Vice President Underwriting

GRS

Directors:        Charles E. Carlbom
                  Ross E. Dwinell
                  Myron J. Fleck
                  Esther A. Camden
                  David G. Edison
                  Thomas C. Newton

Officers:         Ross E. Dwinell, President
                  Esther A. Camden, Vice President
                  David G. Edison, Vice President, Treasurer, Secretary
                  Thomas C. Newton, Vice President

                                 January 6, 1999



Mr. Thomas F.X. Hodson
Orion Capital Corporation
9 Farm Springs Road
Farmington, CT 06032

         Re:      Supplement to Stock Purchase Agreement Disclosure Letter

Dear Mr. Hodson:

         Pursuant to the Stock Purchase Agreement (the "Agreement") dated May 13, 1998 between United Grocers, Inc. ("Seller") and Orion Capital Corporation ("Buyer"), the representations and warranties of Seller in the Agreement are subject to the disclosures set forth in the letter dated May 13, 1998 (the "Disclosure Letter"). Section 5.5 provides that the Seller may supplement the Disclosure Letter from time to time. Pursuant to this letter (the "Supplement to Disclosure Letter"), Seller supplements the Disclosure Letter as set forth below.

         The capitalized terms not specifically defined in this Supplement to Disclosure Letter have the same meaning as defined in the Agreement or the Disclosure Letter, as applicable. In addition, the section numbers referenced below are the section numbers set forth in the Agreement.

         The following matters are disclosed:

         SECTION 3.1 ORGANIZATION. GIA is authorized to transact business in Arizona, not Arkansas (which was set forth in the Disclosure Letter). GRS was involuntarily dissolved by the State of Oregon on April 30, 1998 for failure to file an annual report with the Corporation Division; GRS will be reinstated prior to the Closing Date.

         SECTION 3.4.2 STATUTORY FINANCIAL STATEMENTS. The 1997 Annual Statement contained erroneous data with respect to the State Pages, Schedule T, the Insurance Expense Exhibit and the Special Deposits Schedule. The cover letter notifying DCBS of the error and submitting corrected information is attached.

         SECTION 3.12 LEGAL PROCEEDINGS. The triennial exam of GIC by the DCBS commenced on or about May 11, 1998.

         SECTION 3.13 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the Balance Sheet:

         (a) As a result of the transfer of the Old Building from GIC to Seller, a dividend in the amount of $308,500 was deemed to have been made.

                                         Very truly yours,

                                         UNITED GROCERS, INC.



                                         Charles E. Carlbom

Attachment

The  information  provided  above
is  accepted by Buyer as a supplement
to the Disclosure Letter.

ORION CAPITAL CORPORATION


--------------------------
Thomas F.X. Hodson, Assistant Vice President